Exhibit 99.2

FBR & CO.

UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FBR & CO.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

(Unaudited)

	March 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$75,771	$75,019
Receivables:
Securities borrowed	910,051	897,343
Due from brokers, dealers and clearing organizations	13,030	4,828
Customers	5,377	2,805
Other	3,821	4,297
Financial instruments owned, at fair value	24,927	32,401
Goodwill and intangible assets	4,360	4,490
Furniture, equipment, software, and leasehold improvements, net of accumulated depreciation and amortization	12,008	12,624
Prepaid expenses and other assets	3,913	4,134
Total assets	$1,053,258	$1,037,941

Liabilities and Shareholders’ Equity
Liabilities
Securities loaned	$913,262	$892,309
Accrued compensation and benefits	5,754	12,291
Accounts payable, accrued expenses and other liabilities	17,790	15,923
Total liabilities	936,806	920,523

Commitments and Contingencies (Note 8)
Shareholders’ equity
Preferred Stock, $0.001 par value 100,000,000 authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized, 7,088,142 and 6,918,306 shares issued and outstanding, respectively	7	7
Additional paid-in capital	255,889	252,311
Restricted stock units	8,961	14,771
Accumulated deficit	(148,405)	(149,671)
Total shareholders’ equity	116,452	117,418
Total liabilities and shareholders’ equity	$1,053,258	$1,037,941

See notes to consolidated financial statements.

2

FBR & CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenues:
Investment banking:
Capital raising	$22,574	$2,530
Advisory	38	1,620
Institutional brokerage	7,705	12,184
Net investment income (loss)	443	(918)
Interest	5,484	8,364
Dividends and other	78	123
Total revenues	36,322	23,903
Interest expense	3,777	6,003
Revenues, net of interest expense	32,545	17,900

Non-interest expenses:
Compensation and benefits	17,900	17,995
Professional services	4,300	1,620
Occupancy and equipment	2,666	3,333
Communications	2,037	2,554
Business development	1,866	1,614
Clearing and brokerage fees	1,134	1,284
Other operating expenses	1,324	1,585
Total non-interest expenses	31,227	29,985
Income (loss) before income taxes	1,318	(12,085)
Income tax provision (benefit)	52	(6,631)
Net income (loss)	$1,266	$(5,454)

Income (loss) per share:
Basic income (loss) per share	$0.18	$(0.72)
Diluted income (loss) per share	$0.17	$(0.72)

Basic weighted average shares outstanding (in thousands)	7,214	7,567
Diluted weighted average shares outstanding (in thousands)	7,339	7,567
Cash dividends declared per common share	$0.20	$0.20

See notes to consolidated financial statements.

3

FBR & CO.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars and shares in thousands)

(Unaudited)

	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Restricted Stock Units	Accumulated Deficit	Total
Balances at December 31, 2015	6,795	$7	$259,011	$35,929	$(84,180)	$210,767
Net loss	—	—	—	—	(66,004)	(66,004)
Common stock dividends	—	—	(6,248)	—	—	(6,248)
Issuance of common stock, net of forfeitures	1,427	—	21,863	(21,005)	—	858
Repurchase of common stock	(756)	—	(13,104)	—	—	(13,104)
Repurchase of common stock for employee tax withholding	(548)	—	(9,302)	—	—	(9,302)
Stock compensation expense for options granted to purchase common stock	—	—	91	—	—	91
Issuance of restricted stock units	—	—	—	(153)	—	(153)
Cumulative adjustment for change in accounting principle	—	—	—	—	513	513
Balances at December 31, 2016	6,918	$7	$252,311	$14,771	$(149,671)	$117,418
Net income	—	—	—	—	1,266	1,266
Common stock dividends	—	—	(1,479)	—	—	(1,479)
Issuance of common stock, net of forfeitures	275	—	6,591	(6,500)	—	91
Repurchase of common stock for employee tax withholding	(105)	—	(1,537)	—	—	(1,537)
Stock compensation expense for options granted to purchase common stock	—	—	3	—	—	3
Issuance of restricted stock units	—	—	—	690	—	690
Balances at March 31, 2017	7,088	$7	$255,889	$8,961	$(148,405)	$116,452

See notes to consolidated financial statements.

4

FBR & CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities
Net income (loss)	$1,266	$(5,454)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	854	920
Deferred income taxes	15	(6,631)
Net investment (income) loss	(443)	918
Stock compensation	784	(591)
Other	—	717
Changes in operating assets:
Receivables:
Securities borrowed	(12,708)	(164,900)
Brokers, dealers and clearing organizations	(4,902)	(5,468)
Customers	(2,572)	(182)
Affiliates	90	(269)
Interest, dividends and other	(19)	(641)
Trading securities	(2,047)	2,956
Prepaid expenses and other assets	206	(197)
Changes in operating liabilities:
Securities loaned	20,953	163,014
Trading account financial instruments sold, not yet purchased	—	1,251
Accounts payable, accrued expenses and other liabilities	2,118	(852)
Accrued compensation and benefits	(6,133)	(9,824)
Net cash used in operating activities	(2,538)	(25,233)
Cash flows from investing activities
Proceeds from sales of and distributions from investments	11,216	21,726
Due from brokers, dealers and clearing organizations	(3,300)	—
Purchases of investment securities and other investments	(1,252)	—
Purchases of furniture, equipment, software, and leasehold improvements	(107)	(287)
Purchase of securities lending business	—	(1,332)
Settlement of financial instruments sold, not yet purchased	—	(1,134)
Net cash provided by investing activities	6,557	18,973
Cash flows from financing activities
Repurchases of common stock	(1,537)	(9,120)
Dividends paid	(1,730)	(1,904)
Net cash used in financing activities	(3,267)	(11,024)
Cash and cash equivalents
Net increase (decrease) in cash and cash equivalents	752	(17,284)
Cash and cash equivalents, beginning of period	75,019	70,067
Cash and cash equivalents, end of period	$75,771	$52,783
Supplemental cash flows disclosures
Interest payments	$3,687	$6,003
Non-cash investing and financing activities
Dividends payable	$437	$491

See notes to consolidated financial statements.

5

FBR & CO.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share data)

(Unaudited)

1. Basis of Presentation:

The consolidated financial statements of FBR & Co. and subsidiaries (collectively, the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Therefore, they do not include all information required by accounting principles generally accepted in the United States of America for complete annual financial statements. The interim financial statements reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the periods presented. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications have been made to prior period amounts in order to conform with the current period presentation. The results of operations for the three months ended March 31, 2017 and 2016 are not necessarily indicative of the results for the entire year or any subsequent interim period. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“2016 Form 10-K”).

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although the Company bases its estimates and assumptions on historical experience and market information (when available) and on various other factors that it believes to be reasonable under the circumstances, management exercises significant judgment in the final determination of its estimates. Actual results may differ from those estimates.

Merger Agreement

On February 17, 2017, the Company signed a stock for stock merger agreement with B. Riley Financial, Inc., a publicly traded diversified financial services company based in Los Angeles. Pursuant to this agreement, and subject to, among other conditions, shareholder and regulatory approvals, B. Riley Financial, Inc. will acquire the Company. This transaction is expected to close in the second quarter of 2017. Following completion of this merger, the Company will be a subsidiary of B. Riley Financial, Inc.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2017, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). We expect the adoption of this ASU to potentially change the timing and presentation of certain revenues and certain related costs in investment banking. Interpretive guidance on ASU 2014-09 continues to be issued and deliberated. The Company will continue to evaluate this guidance and assess the impact of this ASU as it progresses through implementation.

In January 2016, the FASB issued ASU 2016-01, "Financial Instruments — Overall (Subtopic 825-10), Recognition and Measurement of Financial Assets and Financial Liabilities," ("ASU 2016-01"). The amendments in ASU 2016-01 address certain aspects of the recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 is effective for annual and interim periods beginning after December 15, 2017. Except for the early application guidance outlined in ASU 2016-01, early adoption is not permitted. The Company is currently in the process of evaluating the impact of the adoption of this ASU on its consolidated financial statements.

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In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” (“ASU 2016-02”). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. While the Company is still evaluating the impact of its pending adoption of this ASU on its consolidated financial statements, it expects that upon adoption it will recognize ROU assets and comparable lease liabilities of approximately $25,000. Additionally, the Company does not expect that adoption of this ASU will have a material impact on its results of operations.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments,” which changes the methodology for measuring credit losses on financial instruments and the timing of when such losses are recorded.  This guidance is effective for reporting periods beginning after December 15, 2019 with early adoption permitted.  The Company is currently in the process of evaluating the impact of the adoption of this ASU on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)”. This ASU requires changes in the presentation of certain items including but not limited to debt prepayment or debt extinguishment costs; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies and distributions received from equity method investees. This guidance is effective for reporting periods beginning after December 15, 2017 with early adoption permitted. The Company is currently in the process of evaluating the impact of the adoption of this ASU on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805) — Clarifying the Definition of a Business”. The standard clarifies existing guidance on the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This guidance is effective for reporting periods beginning after December 15, 2017 with early adoption permitted. The Company is currently in the process of evaluating the impact of the adoption of this ASU on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, “Intangibles — Goodwill and Other (Topic 350) — Simplifying the Test for Goodwill Impairment (Topic 805)”. The standard simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. Instead, a goodwill impairment charge will be measured at the amount by which a reporting unit’s carrying amount exceeds its fair value, not to exceed the carrying amount of the reporting unit. This guidance is effective for annual periods or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. The standard must be applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently in the process of evaluating the impact of the adoption of this ASU on its consolidated financial statements.

7

2. Financial Instruments and Long-Term Investments:

Fair Value of Financial Instruments

The FASB’s Accounting Standards Codification (“ASC”) 820, “Fair Value Measurement” (“ASC 820”), defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, not adjusted for transaction costs. ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels giving the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3) as described below:

Level 1 Inputs	—	Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible by the Company;

Level 2 Inputs	—	Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 Inputs	—	Unobservable inputs for the asset or liability, including significant assumptions of the Company and other market participants.

The Company determines fair values for the following assets and liabilities:

Equity securities and warrants—The Company classifies marketable equity securities within Level 1 of the fair value hierarchy because quoted market prices from an exchange are used to value these securities. Non-public equity securities, which primarily include securities where the Company acted as a placement agent in an offering of equity securities and where the Company facilitates over-the-counter trading activity for the securities, are classified within Level 3 of the fair value hierarchy. In determining the fair value of these securities, the Company considers enterprise value and analyzes various financial, performance and market factors to estimate the value, including where applicable, over-the-counter market trading activity. Non-exchange traded warrants to purchase equity securities are classified as Level 3 as a Black-Scholes valuation model is used to value these securities.

U.S. government securities, convertible and fixed income debt instruments—The Company classifies U.S. government securities, including highly liquid U.S. Treasury securities within Level 1 as quoted prices are used to value these securities. Convertible and fixed income debt instruments are classified within Level 2 of the fair value hierarchy as they are valued using quoted market prices provided by a broker or dealer, or alternative pricing services that provide reasonable levels of price transparency. The Company primarily uses price quotes from an independent broker-dealer who makes markets in or is a specialist with expertise in the valuation of these financial instruments. The Company reviews broker or pricing service quotes it receives to assess the reasonableness of the values provided; such reviews include comparison to internal pricing models and, when available, prices observed for recently executed market transactions of comparable size. Based on this assessment, at each reporting date the Company will adjust price quotes it receives if such an adjustment is determined to be appropriate.

Investment funds—The Company invests in proprietary investment funds that are valued at net asset value (“NAV”) determined by the fund administrator. The underlying securities held by these investment companies are primarily corporate and asset-backed fixed income securities and restrictions exist on the redemption of amounts invested by the Company. As a practical expedient, the Company relies on the NAV of these investments as their fair value. The NAVs that have been provided by the fund administrators are derived from the fair values of the underlying investments as of the reporting date. In accordance with ASU 2015-07, “Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent),” (“ASU 2015-07”), these investment funds are not categorized within the fair value hierarchy.

8

Fair Value Hierarchy

The following tables set forth, by level within the fair value hierarchy, financial instruments and long-term investments accounted for under ASC 820 as of March 31, 2017 and December 31, 2016. As required by ASC 820, assets and liabilities that are measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

Items Measured at Fair Value on a Recurring Basis

	March 31, 2017	Level 1	Level 2	Level 3
Financial instruments owned, at fair value:
Financial instruments held for trading activities at broker-dealer subsidiaries:
Marketable and non-public equity securities	$7,338	$1,932	$—	$5,406
Financial instruments held for investment activities:
Designated as trading:
Marketable and non-public equity securities	7,939	2,564	—	5,375
Warrants	1,271	—	—	1,271
	9,210	2,564	—	6,646
Total	16,548	$4,496	$—	$12,052
Investment funds valued at net asset value(1)	8,379
Total financial instruments owned, at fair value	$24,927

(1)	In accordance with Subtopic 820-10, certain investments that are measured at fair value using the net asset value per share (or its equivalent) practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the consolidated balance sheets.

As of March 31, 2017, financial assets measured and reported at fair value on a recurring basis and classified within Level 3 were $12,052, or 1.1% of the Company’s total assets at that date. Regarding these Level 3 financial assets, in determining fair value, the Company analyzes various financial, performance and market factors to estimate the value, including where applicable, over-the-counter market trading activity. The following table provides the valuation technique and unobservable inputs primarily used in assessing the value of these securities as of March 31, 2017:

Valuation Technique	Fair Value	Unobservable Input	Range	Weighted Average
Market approach	$10,781	Over-the-counter trading activity	$1.40 - $21.75/share	$12.12
Black-Scholes	$1,271	Volatility	30%	30%
		Dividend Yield	0%	0%
		Interest Rate	2.1%	2.1%

9

For those non-public equity securities valued using a market approach, adverse industry market conditions or events experienced by the underlying entities could result in lower over-the-counter trading prices for the securities. Such lower trading prices would result in a decline in the estimated fair value of these assets. For warrants valued using Black-Scholes, adverse industry market conditions or events experienced by the issuer could result in a lower trading price for the underlying equity security and therefore a lower value of these warrants. A reduction in the estimated volatility would also result in a lower value of the warrants. The Company assessed the reasonableness of the fair values of the non-public equity securities noted above based on its consideration of available financial data related to these issuers as well as an assessment of the nature of any over-the-counter trading activity during the period. The Company assessed the reasonableness of the fair value of the non-exchange traded warrants valued using a Black-Scholes valuation based on its consideration of the fair values of comparable exchange-traded options.

	December 31, 2016	Level 1	Level 2	Level 3
Financial instruments owned, at fair value:
Financial instruments held for trading activities at broker-dealer subsidiaries:
Marketable and non-public equity securities	$5,291	$20	$—	$5,271
Financial instruments held for investment activities:
Designated as trading:
Marketable and non-public equity securities	10,937	3,937	—	7,000
Warrants	883	—	—	883
	11,820	3,937	—	7,883
Total	17,111	$3,957	$—	$13,154
Investment funds valued at net asset value(1)	15,290
Total financial instruments owned, at fair value	$32,401

(1)	In accordance with Subtopic 820-10, certain investments that are measured at fair value using the net asset value per share (or its equivalent) practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the consolidated balance sheets.

As of December 31, 2016, financial assets measured and reported at fair value on a recurring basis and classified within Level 3 were $13,154, or 1.3% of the Company’s total assets at that date. Regarding these Level 3 financial assets, in determining fair value, the Company analyzes various financial, performance and market factors to estimate the value, including where applicable, over-the-counter market trading activity. The following table provides the valuation technique and unobservable inputs primarily used in assessing the value of these securities as of December 31, 2016:

Valuation Technique	Fair Value	Unobservable Input	Range	Weighted Average
Market approach	$12,271	Over-the-counter trading activity	$0.95 - $21.00/share	$11.38
Black-Scholes	$883	Volatility	30%	30%
		Dividend Yield	0%	0%
		Interest Rate	2.0%	2.0%

For those non-public equity securities valued using a market approach, adverse industry market conditions or events experienced by the underlying entities could result in lower over-the-counter trading prices for the securities. Such lower trading prices would result in a decline in the estimated fair value of these assets. For warrants valued using Black-Scholes, adverse industry market conditions or events experienced by the issuer could result in a lower trading price for the underlying equity security and therefore a lower value of these warrants. A reduction in the estimated volatility would also result in a lower value of the warrants. The Company assessed the reasonableness of the fair values of the non-public equity securities noted above based on its consideration of available financial data related to these issuers as well as an assessment of the nature of any over-the-counter trading activity during the period. The Company assessed the reasonableness of the fair value of the non-exchange traded warrants valued using a Black-Scholes valuation based on its consideration of the fair values of comparable exchange-traded options.

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Level 3 Gains and Losses

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial assets and liabilities that are measured at fair value on a recurring basis for the three months ended March 31, 2017 and 2016. As of March 31, 2017 and 2016, the Company did not have any net unrealized gains (losses) included in accumulated other comprehensive income on Level 3 financial assets.

	Three Months Ended March 31,
	2017	2016
	Trading Securities	Trading Securities
Beginning balance, January 1,	$13,154	$16,505
Total net gains or losses (realized/unrealized) included in earnings	361	(260)
Purchases	4,033	11,140
Sales/distributions	(830)	(12,285)
Transfers out of Level 3	(4,666)	—
Ending balance, March 31,	$12,052	$15,100
The amount of total gains or losses for the period included in earnings attributable to the change in unrealized gains or losses relating to assets and liabilities still held at the reporting date	$329	$(143)

During the three months ended March 31, 2017, there was one transfer out of Level 3 and into Level 1 for an equity security that was previously a non-public equity security and during the period became publicly traded. There were no transfers into or out of Level 1, 2, and 3 during the three months ended March 31, 2016.

Gains and losses from Level 3 financial assets that are measured at fair value on a recurring basis, that are included in earnings for the three months ended March 31, 2017 and 2016, are reported in the following line descriptions on the Company’s consolidated statements of operations:

	Three Months Ended
	March 31,
	2017	2016
Total gains and losses included in earnings for the period:
Institutional brokerage	$150	$55
Net investment gain (loss)	211	(315)
Change in unrealized gains or losses relating to assets still held at the end of the respective period:
Institutional brokerage	$118	$172
Net investment gain (loss)	211	(315)

Items Measured at Fair Value on a Non-Recurring Basis

The Company also measures certain financial assets and liabilities and other assets at fair value on a non-recurring basis including items such as cost method investments, intangibles, fixed assets and estimated contingent consideration payable. Adjustments to the fair value of these assets and liabilities usually result from the application of lower-of-cost-or-market accounting or impairments of individual assets. Adjustments to the fair value of contingent consideration payable resulted from differences between the underlying forecasted securities lending results and actual results. Due to the nature of these assets, unobservable inputs are used to value these assets and liabilities. In determining the fair value, the Company analyzes various financial, performance, and market factors to estimate the fair value, including where applicable, market activity. As a result, these assets and liabilities are classified within Level 3 of the fair value hierarchy.

11

During the three months ended March 31, 2017 and 2016, except for the impact of the scheduled payment of contingent consideration payable, there were no assets or liabilities measured at fair value on a non-recurring basis for which there was a change in carrying value. During the three months ended March 31, 2016, the Company made a final contingent consideration payment of $1,332 related to its 2014 acquisition of a securities lending business. Subsequent to this payment, the Company had no contingent consideration obligations payable.

Financial Instruments Held for Investment—Designated as Trading

As of March 31, 2017, and December 31, 2016, the Company had certain investments in marketable equity securities held by other than its broker-dealer subsidiaries that are classified as trading securities. These investments are designated as trading based on the Company’s intent at the time of designation. In accordance with ASC 320, “Investments—Debt and Equity Securities” (“ASC 320”), these securities are carried at fair value with resulting realized and unrealized gains and losses reflected as net investment income (loss) in the consolidated statements of operations. In addition, pursuant to ASC 825, “Financial Instruments” (“ASC 825”), from time-to-time the Company may elect to account for non-public equity securities acquired by other than the Company’s broker-dealer subsidiaries as part of its trading portfolio at fair value with resulting realized and unrealized gains and losses reflected as net investment income (loss) in the consolidated statements of operations. During the three months ended March 31, 2017 and 2016, the Company did not make any such elections. Net gains and losses on such trading securities as of the dates indicated were as follows:

	Three Months Ended
	March 31,
	2017	2016
Net gain (loss) recognized on trading securities	$51	$(512)
Less: Net loss recognized on trading securities sold during the period	24	197
Unrealized gain (loss) recognized on trading securities still held at the reporting date	$75	$(315)

Fair Value of the Investments Valued at NAV

As of March 31, 2017 and December 31, 2016, the Company had $8,379 and $15,290, respectively, of investments that are valued at NAV. The following table presents information about the Company’s investments in hedge funds and private equity funds measured at fair value based on NAV at March 31, 2017 and December 31, 2016:

	March 31, 2017		December 31, 2016
	Fair Value	Unfunded Commitment	Fair Value	Unfunded Commitment
Hedge funds:
Fixed income/credit-related	$709	$—	$709	$—
Multi-strategy	2,590	—	9,569	—
Private equity funds	5,080	188	5,012	188
Total	$8,379	$188	$15,290	$188

The investments in non-registered investment funds are valued at NAV as determined by the fund administrators. The underlying fund investments consist primarily of corporate and asset-backed fixed income securities. Considering the general lack of transparency necessary to conduct an independent assessment of the fair value of the securities underlying each of the NAVs provided by the fund administrators, the Company’s reporting process includes a number of assessment processes to assist the Company in the evaluation of the information provided by fund managers and fund administrators. These assessment processes include, but are not limited to regular review and discussion of each fund’s performance with its manager and regular evaluation of performance against applicable benchmarks.

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Investments in hedge funds may be subject to lock-up restrictions or gates. A hedge fund lockup provision is a provision that provides that an investor may not make a withdrawal from the fund or may be subject to withdrawal fees. The purpose of a gate is to restrict the level of redemptions that an investor in a particular hedge fund can demand at any redemption date. All of the Company’s hedge fund investments have the ability to impose redemption gates. As of March 31, 2017, the Company had initiated redemptions for all of its remaining hedge fund investments. Pursuant to the terms of these redemptions, the Company expects that it will receive the majority of these proceeds within the next six months. During the three months ended March 31, 2017, the Company received $7,263 of proceeds from investment fund redemptions.

The Company’s fixed income and credit-related hedge fund investments include funds that primarily employ long-short or relative value strategies in order to benefit from investments in undervalued or overvalued securities that are primarily debt or credit related. The Company’s multi-strategy fund investments include funds that pursue a variety of fixed income, credit and asset-backed strategies to realize short and long term gains. Management of these hedge funds has the ability to overweight or underweight different strategies to best capitalize on current investment opportunities.

The Company’s private equity fund investments include funds that pursue multiple strategies including direct lending, asset securitization and real estate development. These investments by the Company are generally not redeemable with the funds. The nature of these fund investments is that distributions are received through the liquidation of the underlying assets of the fund. At March 31, 2017, it was estimated that these funds will be liquidated in the next 18 months.

3. Securities Lending:

Securities borrowed and securities loaned are recorded based upon the amount of cash advanced or received. Securities borrowed transactions facilitate the settlement process and require the Company to deposit cash or other collateral with the lender. With respect to securities loaned, the Company receives collateral in the form of cash. The amount of collateral required to be deposited for securities borrowed, or received for securities loaned, is an amount generally in excess of the market value of the applicable securities borrowed or loaned. The Company monitors the market value of the securities borrowed and loaned on a daily basis, with additional collateral obtained, or excess collateral recalled, when deemed appropriate. As of March 31, 2017 and December 31, 2016, and during the three months and year then ended, respectively, all collateral received or paid was in the form of cash.

The following table presents the contractual gross and net securities borrowing and lending balances and the related offsetting amount as of March 31, 2017 and December 31, 2016:

	Gross amounts recognized	Gross amounts offset in the consolidated balance sheets (1)	Net amounts included in the consolidated balance sheets	Amounts not offset in the balance sheet but eligible for offsetting upon counterparty default (2)	Net amounts
As of March 31, 2017
Securities borrowed	$910,051	$—	$910,051	$910,051	$—
Securities loaned	$913,262	$—	$913,262	$913,262	$—
As of December 31, 2016
Securities borrowed	$897,343	$—	$897,343	$897,343	$—
Securities loaned	$892,309	$—	$892,309	$892,309	$—

(1)	Includes financial instruments subject to enforceable master netting provisions that are permitted to be offset to the extent an event of default has occurred.
(2)	Includes the amount of cash collateral held/posted.

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4. Goodwill and Intangible Assets:

Goodwill

The Company performs its annual assessments of goodwill impairment during the third quarter of each year and during interim periods if events occur or conditions exist that indicate that an interim assessment is necessary. Management’s assessment process includes determining the fair value of the Company’s equity capital markets and securities lending reporting units based on current market information, including consideration of its market capitalization and other qualitative factors impacting the Company’s operations, and comparing such fair value to the carrying value of the respective reporting units.

As of both March 31, 2017 and December 31, 2016, goodwill totaled $3,829 with an accumulated impairment loss of $1,259. This net goodwill balance of $2,570 related to the securities lending business that was acquired in 2014.

Intangible Assets

The following table reflects the components of intangible assets as of the dates indicated:

	March 31,	December 31,
	2017	2016
Customer relationships	$3,006	$3,006
Accumulated amortization	(1,216)	(1,086)
Net	$1,790	$1,920

These intangible assets were recognized in connection with transactions completed in 2015 and 2014 and are being amortized over their original estimated useful lives, of three to seven years, on a straight-line basis. These assets are also tested for impairment if events or circumstances indicate that an asset’s carrying value may not be recoverable. For both the three months ended March 31, 2017 and 2016, amortization expense recognized was $130.

5. Income Taxes:

During the three months ended March 31, 2017, the Company recorded a tax provision of $52 which results in a 3.9% effective tax rate. During the three months ended March 31, 2017, the Company’s effective tax rate differed from statutory tax rate as a result of recording a full valuation allowance against its net deferred tax assets. Prior to recording a full valuation allowance against its net deferred tax assets in the third quarter of 2016, the Company’s first quarter 2016 tax provision was determined pursuant to ASC 740, “Income Taxes” (“ASC 740”), using an estimated annual effective rate based on forecasted taxable income for the full year. During the three months ended March 31, 2016, the Company recorded a tax benefit of $6,631 and its effective tax rate was 54.9%. For the three months ended March 31, 2016, the effective tax rate differed from statutory tax rates primarily due to the effects of adopting the guidance in ASU 2016-09 which requires the tax effects of share based awards to be treated as discrete items in the interim period in which the windfalls or shortfalls occur. During the first quarter of 2016, windfalls of $970 were included in the Company’s income tax benefit.

As a result of the Company’s application of the guidance in ASC 740 and its assessment of the positive and negative evidence related to the realization of its deferred tax assets, as of March 31, 2017 and December 31, 2016, the Company recorded a full valuation allowance against its net deferred tax assets.

The Company’s assessment of the positive and negative evidence related to the realization of its deferred tax assets and the potential need for a valuation allowance is a matter of significant judgment. In reaching its conclusion to establish a full valuation allowance, the Company weighed various factors related to its performance and financial position as well as market conditions and prospective opportunities. The Company will continue to maintain a full valuation allowance on its deferred tax assets until there is sufficient evidence to support the reversal of all or some portion of this allowance. Realization of the Company’s deferred tax assets will be dependent on the Company’s ability to generate future taxable income.

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6. Regulatory Capital Requirements:

FBR Capital Markets & Co. (“FBRCM”) and MLV & Co. LLC (“MLV”), the Company’s broker-dealer subsidiaries, are registered with the Securities and Exchange Commission (“SEC”) and are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). As such, they are subject to the minimum net capital requirements promulgated by the SEC. As of March 31, 2017, FBRCM had net capital of $59,342, which was $57,909 in excess of its required net capital of $1,433. In addition, MLV had net capital of $1,777, which was $1,677 in excess of its required net capital of $100.

7. Income Per Share:

Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding for the period, including restricted stock units (“RSUs”) that are not subject to forfeiture. Diluted earnings per share includes the impact of dilutive securities such as stock options, unvested shares of restricted stock and RSUs that are subject to forfeiture. Due to the Company’s reported net loss for the three months ended March 31, 2016, all stock options, unvested shares of restricted stock and unvested RSUs were considered anti-dilutive for the period. The following tables present the computations of basic and diluted income per share for the periods indicated:

	Three Months Ended		Three Months Ended
	March 31, 2017		March 31, 2016
	Basic	Diluted	Basic	Diluted
Weighted average shares outstanding:
Common stock (in thousands)	7,214	7,214	7,567	7,567
Stock options, unvested restricted stock and RSUs (in thousands)	—	125	—	—
Weighted average common and common equivalent shares outstanding (in thousands)	7,214	7,339	7,567	7,567
Net income (loss) applicable to common stock	$1,266	$1,266	$(5,454)	$(5,454)
Net income (loss) per common share	$0.18	$0.17	$(0.72)	$(0.72)

The following table presents the number of anti-dilutive stock options, unvested restricted stock and unvested RSUs for the periods indicated (in thousands):

	Three Months Ended March 31,
	2017	2016
Stock Options—Employees and directors	181	393
Stock Options—Non-employee	32	32
Restricted Stock, unvested	6	25
Restricted Stock Units, unvested (1)	767	1,127
Total	986	1,577

(1)	As of March 31, 2017, restricted stock units include 207,232 units that vest based on both individual service requirements and the achievement of specified performance goals. These contingently issuable units will only be included in diluted earnings per share based on the number of shares, if any, that would be issuable based on the performance goals if the end of the reporting period was the end of the performance period. Based on the Company’s assessment of these awards, as of March 31, 2017, the Company does not believe that the minimum performance thresholds will be met during the performance period.

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8. Commitments and Contingencies:

Litigation

As of March 31, 2017, except as described below, the Company was neither a defendant nor plaintiff in any lawsuits or arbitrations nor involved in any governmental or self-regulatory organization matters that are expected to have a material adverse effect on its financial condition, results of operations, or liquidity. The Company has been named as a defendant in a small number of civil lawsuits relating to its various businesses. In addition, the Company is subject to various reviews, examinations, investigations and other inquiries by governmental agencies and self-regulatory organizations. There can be no assurance that these matters individually or in aggregate will not have a material adverse effect on the Company’s financial condition, results of operations, or liquidity in a future period. However, based on management’s review with counsel, resolution of these matters is not expected to have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

Many aspects of the Company’s business involve substantial risks of liability and litigation. Underwriters, broker-dealers and investment advisers are exposed to liability under federal and state securities laws, other federal and state laws and court decisions, including decisions with respect to underwriters’ liability and limitations on indemnification, as well as with respect to the handling of customer accounts. For example, underwriters may be held liable for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered and broker-dealers may be held liable for statements made by their securities analysts or other personnel. In the past, FBRCM and MLV have been named as a defendant in a small number of securities claims involving their respective investment banking clients as a result of such broker-dealer’s role as an underwriter. In these cases, the underwriting agreement provides, subject to certain conditions, that the investment banking client is required to indemnify the underwriters against certain claims or liabilities, including claims or liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriters are required to make as a result of the litigation. There can be no assurance that such indemnification or contribution will ultimately be available to the Company or that an investment banking client will be able to satisfy its indemnity or contribution obligations when due.

Regional Management Corp.

On January 30, 2017, the Court in the previously disclosed putative class action lawsuit of Waterford Township Police & Fire, Retirement System, vs. Regional Management Corp. et al. denied the Plaintiffs’ motion to file a first amended complaint, which would have revived claims previously dismissed on March 30, 2016. On March 1, 2017, plaintiffs filed a notice of appeal; briefing is ongoing and expected to be completed by the end of the third quarter of 2017. Regional Management continues to indemnify all of the underwriters, including FBRCM, pursuant to the operative underwriting agreement.

Miller Energy Resources, Inc.

On January 5, 2017, the complaints filed in November 2015 and May 2016 naming MLV as a defendant in putative class action lawsuits alleging claims under the Securities Act in connection with the offerings of Miller Energy Resources, Inc. (“Miller”) have been consolidated. The Master Consolidated Complaint, styled Gaynor v. Miller et al., is pending in the United States District Court for the Eastern District of Tennessee, and, like its predecessor complaints, continues to allege claims under Sections 11 and 12 of the Securities Act against nine underwriters for alleged material misrepresentations and omissions in the registration statement and prospectuses issued in connection with six offerings (February 13, 2013; May 8, 2013; June 28, 2013; September 26, 2013; October 17, 2013 (as to MLV only) and August 21, 2014) with an alleged aggregate offering price of approximately $151,000. The plaintiffs seek unspecified compensatory damages and reimbursement of certain costs and expenses. Although MLV is contractually entitled to be indemnified by Miller in connection with this lawsuit, Miller filed for bankruptcy in October 2015 and this likely will decrease or eliminate the value of the indemnity that MLV receives from Miller. Briefing on the defendants’ motions to dismiss is ongoing and expected to be completed by the second quarter of 2017.

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Litigation Arising from the Proposed Acquisition of the Company by B. Riley Financial, Inc.

The Company entered into an amended and restated plan of merger, dated as of March 15, 2017, and effective as of February 17, 2017, with B. Riley Financial, Inc. and BRC Merger Sub, LLC (“Merger Sub”), pursuant to which the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger. Following the announcement of the Merger, two actions were filed in the United States District Court for the Eastern District of Virginia.

On April 4, 2017, a purported shareholder of the Company filed a putative class action against the Company and the members of its board of directors that challenges the disclosures made in connection with the Merger, styled Michael Rubin v. FBR & Co., et al., Case No. 1:17-cv-00410-LMB-MSN. The Rubin complaint alleges that the registration statement filed in connection with the Merger fails to disclose certain allegedly material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, and SEC Rule 14a-9 promulgated thereunder. The alleged omissions generally relate to (i) certain financial projections; (ii) alleged conflicts of interest faced by our executive officers and our financial advisor, (iii) the process prior to the Merger; and (iv) certain valuation analyses performed by our financial advisor. Based on these allegations, the plaintiff in the Rubin action seeks to enjoin the forth coming shareholder vote on the Merger and the consummation of the Merger or, in the alternative, for rescission of the Merger or rescissory damages. The plaintiff in the Rubin action also seeks certain costs and fees, including attorneys’ and experts’ fees.

On April 12, 2017, another purported shareholder of the Company filed a second putative class action against the same defendants that also challenges the disclosures made in connection with the Merger, styled Woo J. Kim v. FBR & Co., et al., Case No. 1:17-cv-004440LMB-IDD. The Kim complaint asserts substantially the same claims as the Rubin complaint, and those claims are based on substantially the same categories of alleged omissions. The plaintiff in the Kim action seeks to enjoin the consummation of the Merger or, in the alternative, for rescission of the merger or rescissory damages. The plaintiff in the Kim action also seeks damages and certain costs and fees, including attorneys’ and experts’ fees.

Although the Company cannot predict the ultimate outcome of these actions, the Company believes that the allegations asserted are without merit.

In accordance with applicable accounting guidance, the Company establishes an accrued liability for litigation and regulatory matters when those matters present loss contingencies that are both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. When a loss contingency is not both probable and estimable, the Company does not establish an accrued liability. As a litigation or regulatory matter develops, management, in conjunction with counsel, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. The pending cases discussed above are at a preliminary stage, and based on management’s review with counsel and present information known by management, a loss contingency for these matters was not probable and estimable as of March 31, 2017.

In certain circumstances, broker-dealers and asset managers may also be held liable by customers and clients for losses sustained on investments. In recent years, there has been an increasing incidence of litigation and actions by government agencies and self-regulatory organizations involving the securities industry, including class actions that seek substantial damages. The Company is also subject to the risk of litigation, including litigation that may be without merit. As the Company intends to actively defend any such litigation, significant legal expenses could be incurred. An adverse resolution of any future litigation against the Company could materially affect its financial condition, operating results and liquidity.

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9. Shareholders’ Equity:

Share Repurchases

The Company purchases shares of its common stock from recipients of stock-based compensation awards upon the vesting of RSU and restricted stock awards, and the exercise of options to purchase stock, as recipients sell shares to meet their tax obligations. During the three months ended March 31, 2017, the Company purchased 105,169 shares of common stock at weighted average share prices of $14.61 per share for a total cost of $1,537 for this purpose. During the three months ended March 31, 2016, the Company purchased 393,362 shares of common stock at a weighted average share price of $16.43 per share for a total cost of $6,463 for this purpose.

During the three months ended March 31, 2017, the Company did not make any repurchases of its common stock in the open market. During the three months ended March 31, 2016, the Company repurchased 152,316 shares of its common stock in open market or privately negotiated transactions at weighted average share prices of $17.45 for a total cost of $2,657. As of March 31, 2017, the Company had remaining authority to repurchase 722,170 additional shares.

Dividends

Since January 1, 2016, the Company’s Board of Directors has declared cash dividends on its common stock as summarized in the following table.

Date Declared	Record Date	Payable Date	Dividends per Share
February 9, 2017	February 20, 2017	March 3, 2017	$0.20
October 25, 2016	November 14, 2016	November 25, 2016	$0.20
July 14, 2016	July 29, 2016	August 26, 2016	$0.20
April 26, 2016	May 9, 2016	May 27, 2016	$0.20
February 10, 2016	February 22, 2016	March 4, 2016	$0.20

Unvested RSUs and restricted shares carry dividend rights in which dividends are payable as the RSUs and restricted shares vest in accordance with the respective underlying grants. As of March 31, 2017, the Company had $437 of dividends payable related to such unvested RSUs and restricted shares. With respect to RSUs that vest based on both individual service requirements and the Company’s achievement of specific performance goals, the Company’s dividend payable is consistent with the Company’s assessment of the rate at which these awards would vest.

Stock Compensation Plans

FBR & Co. Amended 2006 Long-Term Incentive Plan (“FBR & Co. Long-Term Incentive Plan”)

Under the FBR & Co. Long-Term Incentive Plan, as amended, the Company may grant options to purchase stock, stock appreciation rights, performance awards, restricted and unrestricted stock and RSUs for up to an aggregate of 7,217,496 shares of common stock, subject to increase under certain provisions of the plan, to eligible participants. Participants include employees, officers and directors of the Company and its subsidiaries. The plan’s termination date is October 22, 2023 unless it is terminated sooner by the Company’s Board of Directors. The FBR & Co. Long-Term Incentive Plan has a term of 10 years and options granted may have an exercise period of up to 10 years. Options may be incentive stock options, as defined by Section 422 of the Internal Revenue Code, or nonqualified stock options.

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The Company grants options to purchase stock, restricted shares of common stock and RSUs to employees and members of the Company’s board of directors that vest based on meeting specified service conditions of one to five years and in certain cases achievement of specified performance goals. The following table presents compensation expense related to these awards for the periods indicated:

	Three Months Ended March 31,
	2017	2016
Stock Options	$3	$4
Restricted shares	91	148
RSUs	690	(806)

The following table presents issuance activity related to grants of these awards for the period indicated:

	Three Months Ended
	March 31, 2017
	Stock Options	Restricted Shares	RSUs
Stock-based award issuances	—	—	359,890
Grant date fair value per share	$—	$—	$17.44

For all RSU awards that vest based on individual service requirements and the Company’s achievement of specified performance goals, the Company assesses the probability of achieving these goals at each reporting date.

There were 230,258 RSU awards granted during the year ended December 31, 2015 (the “2015 performance condition RSUs”), 207,232 of which are outstanding as of March 31, 2017, that will vest based on both individual service requirements and the Company’s achievement of specified performance goals. In the event of a change in control, these awards would vest at a 50% rate subject to the individual service requirements. During the three months ended March 31, 2017, and for the year ended December 31, 2016, no compensation was recognized for the 2015 performance condition RSUs based on the Company’s assessment that the minimum performance threshold will not be met.

There were 375,000 RSUs granted during the year ended December 31, 2013 that vested in 2016 based on both individual service requirements and the achievement of a specified performance goal (“2013 performance condition RSUs”). In order for the performance goal to be met at a minimum level and for the awards to vest at a 50% rate, the tangible book value of the Company measured on a per share basis, must have increased by an amount equal to a 4% compound annual growth rate over the three-year period beginning on April 1, 2013 (the “2013 performance period”). The awards vest at a 100% level if the Company achieved a 7% compound annual growth rate over the 2013 performance period and at a proportionate rate at annual growth rates between a 4% and a 7%. In May 2016, based on the Company’s tangible book value growth during the 2013 performance period, 258,681 shares of the 2013 performance condition RSUs vested. As a result of activity during the three months ended March 31, 2016, this award vested at a lower rate than previously forecasted, as such $1,642 of stock compensation expense recognized in prior years was reversed during the three months ended March 31, 2016.

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The following table presents the unrecognized compensation related to unvested options to purchase stock, restricted shares of common stock, and RSUs and the weighted average vesting period in which the expense will be recognized:

	As of March 31, 2017
	Restricted Shares	RSUs	Performance Condition RSUs
Unrecognized compensation	$76	$8,229	(1)
Unvested awards	22,599	631,982	(1)
Weighted average vesting period	0.21 years	1.85 years	(1)

(1)	The total unvested awards that include a performance condition and related unrecognized compensation are 207,232 and $4,918, respectively. This total compensation would only be recognized if all of the applicable awards with performance conditions vested at a 100% rate.

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